EXHIBIT 21

                          THE DIAL CORP
                            (DELAWARE)
               Active Subsidiaries and Affiliates*
                     as of December 31, 1995


                AIRLINE CATERING & SERVICES GROUP

AIRCRAFT SERVICE INTERNATIONAL, INC. (Delaware)
     ASII Holding GmbH (Germany)
Bahamas Airport Services Limited (Bahama)
     Freeport Flight Services Limited (Bahama)
Dispatch Services, Inc. (Florida)
Florida Aviation Fueling Company, Inc. (Florida)
Greyhound-Dobbs Incorporated (Delaware)
     Carson International Inc. (Delaware)
     Dobbs Houses, Inc. (Delaware)
          Dobbs-Paschal Midfield Corporation (Georgia) (75%)
     DOBBS INTERNATIONAL SERVICES, INC. (Delaware)
          Dobbs Houses International, Inc. (Delaware)


                     CONSUMER PRODUCTS GROUP

Andora, S.A. (Mexico)
Ardison Properties, Inc. (Delaware)
ARMOUR INTERNATIONAL COMPANY (Arizona)
     AIC Foreign Sales Corporation (Virgin Islands)
     Armour Foods (Benelux) N.V. (Belgium)
     Armour Foods (Deutschland) GmbH (Germany)
          The Dial Corp. (Deutschland) mbH (Germany)
     The Dial Corporation (Panama), S.A. (Panama)
The Dial Corp (International) (Arizona)
The Dial Corporation Mexico, S.A. de C.V. (Mexico)
The Dial Corporation (Puerto Rico), Inc. (Arizona)
Ft. Madison Dial, Inc. (Iowa)
ISC Incodisa Soap & Cosmetics (U.K.) Limited (United Kingdom)
ISC International Ltd. (British Virgin Islands)
     Industrias Corporativas Diversificadas, S.A. (Guatemala)
     ISC Incodisa Soap & Cosmetics - Nyon (Switzerland)
     I.S.C. Internacional, S.A. (Guatemala)
ISC International (U.S.A.), Inc. (Florida)
Purex de Panama, S.A. (Panama)


                    CONVENTION SERVICES GROUP

EXHIBITGROUP INC. (Delaware)
     EXG, Inc. (Delaware)
          Giltspur North America, Inc. (Delaware)
               Giltspur, Inc. (New York)
          Giltspur Exhibits of Canada, Inc. (Ontario)
     Exhibitgroup (Canada) Ltd. (Canada)
     Exhibitgroup Portland Inc. (Oregon)
     David H. Gibson Company, Inc. (Texas)
     Longchamp International, Inc. (Nevada)
GES EXPOSITION SERVICES, INC. (Nevada)
     Badger Expo Freight, Inc. (Wisconsin)
     Badger Exposition Service, Inc. (Wisconsin)
     Carle's Carpet Cleaners, Inc. (Wisconsin)
     Concept Convention Services, Inc. (Arizona)
     Expo-Tech Electrical & Plumbing Services, Inc. (California)
     Shows Unlimited, Inc. (Nevada)
     United Exposition Service Redevelopment Corporation
     (Missouri)
Las Vegas Convention Service Co. (Nevada)
Panex Show Services Ltd. (Canada)
     Stampede Display and Convention Services Ltd. (Alberta)



#    Indicates an Airline Catering & Services Group Subsidiary
^    Indicates a Consumer Products Group Subsidiary
~~   Indicates a Corporate and Other Subsidiary
     Indicates a Travel & Leisure & Payment Services Group
     Subsidiary
**   Through partnership



                       CORPORATE AND OTHER

Dialcor Realty Inc. (Arizona)
     Greyhound Realty of Texas Inc. (Texas)
Essex Place Inc. (Arizona)
GCMC Inc. (Arizona)
     Grey Gateway Realty Corporation (Arizona)
     GRT Inc. (Arizona)



            TRAVEL & LEISURE & PAYMENT SERVICES GROUP

Crystal Holidays, Inc. (Colorado)
Dial Service Companies Limited (United Kingdom)
     Aircraft Service Limited (United Kingdom)#
     Crystal Holidays, Limited (United Kingdom)
     Dial Consumer Products (UK) Limited (United Kingdom)^
          Armour International Limited (United Kingdom)^
     Dobbs International (U.K.) Limited (United Kingdom)# Charles Grimsey Associates Limited (United Kingdom) Greyhound World Travel Limited (United Kingdom)
     Irish Group Travel Limited (Ireland)
     Jetsave Limited (United Kingdom)
          American Holidays (N.I.) Limited (Northern Ireland) Jetsave Transatlantic Limited (United Kingdom)
Faber Enterprises, Inc. (Delaware)
     Faber Drug Co., Inc. (Illinois) (70%)
     Franklin Ventures, Inc. (Illinois)
GREYHOUND LEISURE SERVICES, INC. (Florida)
     European Cruise Shops Limited (Cayman Islands) (51%) Greyhound-ANA Venture Company (Florida) (51%)
     International Cruise Shops, Ltd. (Cayman Islands)
     Greyhound Maintenance, Inc. (Arizona)
Greyhound World Travel GmbH (Germany)
JETSAVE INC. (Florida)
PREMIER CRUISE LINES, LTD. (Cayman Islands)
RESTAURA, INC. (Michigan)
     Glacier Park, Inc. (Arizona) (80%)
          Waterton Transport Company, Limited (Alberta) TRANSPORTATION LEASING CO. (California)~~
     GCCP, Inc. (Delaware)~~
     Greyhound Canada Holdings, Inc. (Alberta)~~
          The Dial Corporation (Canada) Ltd. (Alberta)^ GREYHOUND LINES OF CANADA LTD. (Canada) (69%)
               A-1 Bus Line Pick-Up Ltd. (British Columbia)
               BREWSTER TRANSPORT COMPANY LIMITED (Alberta)
                    Cascade Holdings (Banff) Inc. (Alberta)
               Gray Coach Travel Inc. (Ontario)
               Greyhound Courier Express Ltd. (British Columbia) TRAVELERS EXPRESS COMPANY, INC. (Minnesota)
     CAG Inc. (Nevada)
     PayMate, Inc. (Wisconsin)
     RM/BS GP Inc. (Minnesota)
     Travelers Express Co. (P.R.) Inc. (Puerto Rico)







*Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by The Dial Corp.
List does not include companies in which the aggregate direct and indirect interest of The Dial Corp is less than 20%.